                                   Exhibit-5
                             OPINION OF KUTAK ROCK

                                               KUTAK ROCK



                                               SUITE 2900                                       ATLANTA
                                                                                                KANSAS CITY
                                         717 SEVENTEENTH STREET                                 LITTLE ROCK
                                                                                                NEW YORK
                                      DENVER, COLORADO  80202-3329                              NEWPORT BEACH
                                                                                                OKLAHOMA CITY
                                             303-297-2400                                       OMAHA
                                                                                                PHOENIX
                                         FACSIMILE 303-292-7799                                 PITTSBURGH
                                                                                                WASHINGTON
                                        http://www.kutakrock.com
                                        -------------------------

                               January 25, 1999


Summit Securities, Inc.
601 West First Avenue
Spokane, WA  99201-5015

          Re: Summit Securities, Inc. Investment Certificates, Series B

Ladies and Gentlemen:

         We have acted as counsel to Summit Securities, Inc. (the "Company") in connection with the filing of a registration statement to which this opinion is filed as an exhibit on Form S-2, under the Securities Act of 1933, as amended (the "Act"). The registration statement covers a proposed offering by the Company of up to $50,000,000 principal amount of Investment Certificates, Series B (the "Certificates"). Such registration statement, as amended, on file with the Securities and Exchange Commission (the "Commission") at the time such registration statement becomes effective (including financial statements and schedules, exhibits and all other documents filed as a part thereof or incorporated therein) are herein referred to as the "Registration Statement."

         In connection with this opinion, we have made such investigations and examined such records, including the Company's Certificate of Incorporation, Bylaws and corporate minutes as we deemed necessary to the performance of our services and to give this opinion. We have also examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary for the preparation of this opinion. In expressing this opinion, we have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company.

         In giving this opinion we assumed:

             (a) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;

             (b) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents; and

             (c) the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof.

         Based upon the foregoing and subject to the qualifications set forth above, and assuming (i) that the Registration Statement has become effective under the Act, (ii) that all required actions are taken and conditions satisfied with respect to the issuance of the Company's Certificates as specified in the prospectus and (iii) consideration is

Summit Securities, Inc.
January 25, 1999
Page 2


received for the Certificates: we are of the opinion that, when issued, the Certificates will be binding obligations of the Company.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated pursuant thereto.

                                        Very truly yours,

                                        /s/ Kutak Rock
                                        --------------------
                                        Kutak Rock